Exhibit 10.3

Execution Version

Master Revolving Note

AMOUNT	NOTE DATE	MATURITY DATE

$3,000,000.00	November 1, 2017	November 1, 2022

On or before the maturity date set forth above (the “Maturity Date”), FOR VALUE RECEIVED, the undersigned promise(s) to pay to the order of COMERICA BANK (herein called “Bank”), at any office of the Bank in the State of Texas, the principal sum of THREE MILLION AND NO/100 DOLLARS ($3,000,000.00), or so much of said sum as has been advanced and is then outstanding under this Note, together with interest thereon as hereinafter set forth.

This Note is a note under which Advances, repayments and re-Advances may be made from time to time, subject to the terms and conditions of this Note and that certain Credit Agreement dated effective as of the date hereof between the undersigned and Bank (as the same has been and may be amended, restated or modified from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein will have the meaning given such terms in the Credit Agreement.

AT NO TIME SHALL THE BANK BE UNDER ANY OBLIGATION TO MAKE ANY ADVANCES TO THE UNDERSIGNED PURSUANT TO THIS NOTE (NOTWITHSTANDING ANYTHING EXPRESSED OR IMPLIED IN THIS NOTE OR ELSEWHERE TO THE CONTRARY, INCLUDING, WITHOUT LIMITATION, IF BANK SUPPLIES THE UNDERSIGNED WITH A BORROWING FORMULA) IN THE EVENT THAT ANY EVENT OF DEFAULT, OR ANY CONDITION OR EVENT WHICH, WITH THE GIVING OF NOTICE OR THE RUNNING OF TIME, OR BOTH, WOULD CONSTITUTE AN EVENT OF DEFAULT, SHALL HAVE OCCURRED AND BE CONTINUING OR EXIST, IN WHICH EVENT, BANK, AT ANY TIME AND FROM TIME TO TIME, WITHOUT NOTICE, AND IN ITS SOLE DISCRETION, MAY REFUSE TO MAKE ADVANCES TO THE UNDERSIGNED WITHOUT INCURRING ANY LIABILITY DUE TO THIS REFUSAL AND WITHOUT AFFECTING THE UNDERSIGNED’S LIABILITY UNDER THIS NOTE FOR ANY AND  ALL AMOUNTS ADVANCED.

Subject to the terms and conditions of this Note, each of the Advances made hereunder shall bear interest at the Applicable Interest Rate, as elected by the undersigned or as otherwise determined under this Note.

Accrued and unpaid interest on the unpaid principal balance of each outstanding Advance hereunder shall be payable monthly, in arrears, on the first Business Day of each month, from the date made until the same is paid in full (whether in accordance with the terms hereof, by acceleration or otherwise). Interest accruing on the basis of the Daily Adjusting LIBOR Rate and on the basis of the Prime Referenced Rate (to the extent applicable) shall be computed on the basis of a year of 360 days, and shall be assessed for the actual number of days elapsed, and in such computation, effect shall be given to any change in the Applicable Interest Rate as a result of any change in the Daily Adjusting LIBOR Rate or, to the extent applicable, the Prime Referenced Rate, on the date of each such change.  Interest accruing on the basis of the LIBOR-based Rate shall be computed on the basis of a 360 day year and shall be assessed for the actual number of days elapsed from the first day of the Interest Period applicable thereto but not including the last day thereof.

From and after the occurrence of any Event of Default hereunder, and so long as any such Event of Default remains unremedied or uncured thereafter, the Indebtedness outstanding under this Note shall bear interest at a per annum rate of three percent (3%) above the otherwise Applicable Interest Rate(s), which interest shall be payable upon demand. In addition to the foregoing, a late payment charge equal to five percent (5%) of each late payment hereunder may be charged on any payment not received by Bank within ten (10) calendar days after the payment due date therefor, but acceptance of payment of any such charge shall not constitute a waiver of any Default hereunder.

In no event shall the interest payable under this Note at any time exceed the Maximum Rate.  The term “Maximum Rate”, as used herein, shall mean at the particular time in question the maximum nonusurious rate of interest which, under applicable law, may then be charged on this Note.  If on any day the Applicable Interest Rate(s) hereunder in respect of any Indebtedness under this Note shall exceed the Maximum Rate for that day, the rate of interest applicable to such Indebtedness shall be fixed at the Maximum Rate on that day and on each day thereafter until the total amount of interest accrued on the unpaid principal balance of this Note equals the total amount of interest which would have accrued if there had been no Maximum Rate.  If such maximum rate of interest changes after the date hereof, the Maximum Rate shall be automatically increased or decreased, as the case may be, without notice to the undersigned from time to time as of the effective date of each change in such maximum rate.  For purposes of determining the Maximum Rate under the law of the State of Texas, the applicable interest rate ceiling shall be the “weekly ceiling” from time to time in effect under Chapter 303 of the Texas Finance Code, as amended.

The amount and date of each Advance, its Applicable Interest Rate, its Interest Period, if applicable, and the amount and date of any repayment shall be noted on Bank’s records, which records shall be conclusive evidence thereof, absent manifest error; provided, however, any failure by Bank to make any such notation, or any error in any such notation, shall not relieve the undersigned of its/their obligations to repay Bank all amounts payable by the undersigned to Bank under or pursuant to this Note, when due in accordance with the terms hereof.

The undersigned may request an Advance hereunder, including the refunding of an outstanding Advance as the same type of Advance or the conversion of an outstanding Advance to another type of Advance, either (i) upon the delivery to Bank of a written Request for Advance duly completed and executed by the undersigned (as herein provided) or, (ii) to the extent applicable, pursuant to a request submitted through Bank’s Loan Management System (each a “Request”), in each case, subject to the following: (a) no Event of Default, or any condition or event which, with the giving of notice or the running of time, or both, would constitute an Event of Default, shall have occurred and be continuing or exist under this Note; (b) each such Request shall be delivered to Bank by 11:00 a.m. (Detroit, Michigan time) on the proposed date of the requested Advance; (c) the principal amount of each LIBOR-based Advance shall be at least Twenty Thousand Dollars ($20,000.00) (or such lesser amount as is acceptable to Bank in its sole discretion); (d) the proposed date of any refunding of any outstanding LIBOR-based Advance as another LIBOR-based Advance or the conversion of any outstanding LIBOR-based Advance to another type of Advance shall only be on the last day of the Interest Period applicable to such outstanding LIBOR-based Advance; (e) after giving effect to such Advance, the aggregate unpaid principal amount of Advances outstanding under this Note shall not exceed the Loan Amount; and (f) a Request, once delivered or submitted to Bank, shall not be revocable by the undersigned.

In the event that the undersigned is unable to request Advances hereunder through the Bank’s Loan Management System, Advances hereunder may be requested by delivery or submission to Bank by hand delivery, first class mail, overnight courier, facsimile, email or other means of delivery acceptable to Bank, of a written Request for Advance duly completed and executed by the undersigned. Advances hereunder may be requested in the undersigned’s discretion by telephonic notice to Bank. Any Advance requested by telephonic notice shall be confirmed by the undersigned that same day by submission to Bank of a written Request for Advance, as provided herein. The undersigned acknowledge(s) that if Bank makes an Advance based on a request made by telephone, facsimile, email or other means of delivery (other than by hand delivery, first class mail or overnight courier), it shall be for the undersigned’s convenience and all risks involved in the use of any such procedure shall be borne by the undersigned, and the undersigned expressly agree(s) to indemnify and hold Bank harmless therefor. Bank shall have no duty to confirm the authority of anyone requesting an Advance by telephone, facsimile, email or any such other means of delivery. In the event that the undersigned elect(s) to request Advances by telephonic notice, facsimile, email or other means of delivery acceptable to Bank, the undersigned acknowledge(s) and agree(s) that Bank may impose or require such verification, authentication and other procedures as Bank may require from time to time.

If, as to any outstanding LIBOR-based Advance, Bank shall not receive a timely Request, or telephonic notice, in accordance with the foregoing requesting the refunding or continuation of such Advance as another LIBOR-based Advance for a specified Interest Period or the conversion of such Advance to a Daily Adjusting LIBOR Rate Advance, effective as of the last day of the Interest Period applicable to such outstanding LIBOR-based Advance, and as of the last day of each succeeding Interest Period, the principal amount of such Advance which is not then repaid shall be automatically refunded or continued as a LIBOR-based Advance having an Interest Period equal to the same period of time as the Interest Period then ending for such outstanding LIBOR-based Advance, unless the undersigned is/are not entitled to request LIBOR-based Advances hereunder or otherwise elect the LIBOR-based Rate as the basis for the Applicable Interest Rate for the principal Indebtedness outstanding hereunder in accordance with the terms of this Note, or the LIBOR-based Rate is not otherwise available to the undersigned as the basis for the Applicable Interest Rate hereunder for the principal Indebtedness outstanding hereunder in accordance with the terms of this Note, in which case, the Daily Adjusting LIBOR Rate or, to the extent applicable, the Prime Referenced Rate, shall be the basis for the Applicable Interest Rate hereunder in respect of such Indebtedness for such period, subject in all respects to the terms and conditions of this Note. The foregoing shall not in any way whatsoever limit or otherwise affect any of Bank’s rights or remedies under this Note upon the occurrence of any Default or Event of Default.

Subject to the definition of an “Interest Period” hereunder, in the event that any payment under this Note becomes due and payable on any day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day, and, to the extent applicable, interest shall continue to accrue and be payable thereon during such extension at the rates set forth in this Note.

All payments to be made by the undersigned to Bank under or pursuant to this Note shall be in immediately available United States funds, without setoff or counterclaim, and in the event that any payments submitted hereunder are in funds not available until collected, said payments shall continue to bear interest until collected.

If the undersigned make(s) any payment of principal with respect to any LIBOR-based Advance on any day other than the last day of the Interest Period applicable thereto (whether voluntarily, by acceleration, required payment or otherwise), or if the undersigned fail(s) to borrow any LIBOR-based Advance or fail(s) to refund an outstanding LIBOR-based Advance as a LIBOR-based Advance or to convert an outstanding Advance to a LIBOR-based Advance, in any such case, after notice has been given by the undersigned (or any of them) to Bank in accordance with the terms of this Note requesting such Advance, or such refunding or conversion, or if the undersigned fail(s) to make any payment of principal or interest in respect of a LIBOR-based Advance when due, the undersigned shall reimburse Bank, on demand, for any resulting loss, cost or expense incurred by Bank as a result thereof, including, without limitation, any such loss, cost or expense incurred in obtaining, liquidating, employing or redeploying deposits from third parties, whether or not Bank shall have funded or committed to fund such Advance.  Such amount payable by the undersigned to Bank may include, without limitation, an amount equal to the excess, if any, of (a) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, refunded or converted, for the period from the date of such prepayment or of such failure to borrow, refund or convert, through the last day of the relevant Interest Period, at the applicable rate of interest for said Advance(s) provided under this Note, over (b) the amount of interest (as reasonably determined by Bank) which would have accrued to Bank on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market.  Calculation of any amounts payable to Bank under this paragraph shall be made as though Bank shall have actually funded or committed to fund the relevant LIBOR-based

Advance through the purchase of an underlying deposit in an amount equal to the amount of such Advance and having a maturity comparable to the relevant Interest Period; provided, however, that Bank may fund any LIBOR-based Advance in any manner it deems fit and the foregoing assumptions shall be utilized only for the purpose of the calculation of amounts payable under this paragraph.  Upon the written request of the undersigned, Bank shall deliver to the undersigned a certificate setting forth the basis for determining such losses, costs and expenses, which certificate shall be conclusively presumed correct, absent manifest error. The undersigned may prepay at any time all or part of the outstanding balance of any Daily Adjusting LIBOR Rate Advance under this Note or any Indebtedness hereunder which is bearing interest based upon the Prime Referenced Rate at any such time without premium or penalty. Any prepayment hereunder shall also be accompanied by the payment of all accrued and unpaid interest on the amount so prepaid.

For any LIBOR-based Advance or any Daily Adjusting LIBOR Rate Advance, if Bank shall designate a LIBOR Lending Office which maintains books separate from those of the rest of Bank, Bank shall have the option of maintaining and carrying such Advance on the books of such LIBOR Lending Office.

If, at any time, Bank determines that, (a) Bank is unable to determine or ascertain the LIBOR-based Rate or the Daily Adjusting LIBOR Rate, or (b) by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in eurodollars in the applicable amounts or for the relative maturities are not being offered to Bank for any applicable Advance or Interest Period, or (c) the Applicable Interest Rate will not accurately or fairly cover or reflect the cost to Bank of maintaining any of the Indebtedness under this Note based upon the LIBOR-based Rate or the Daily Adjusting LIBOR Rate, then Bank shall forthwith give notice thereof to the undersigned.  Thereafter, until Bank notifies the undersigned that such conditions or circumstances no longer exist, the right of the undersigned to request a LIBOR-based Advance or a Daily Adjusting LIBOR Rate Advance and to convert an Advance to or refund an Advance as a LIBOR-based Advance or a Daily Adjusting LIBOR Rate Advance shall be suspended, and the Prime Referenced Rate shall be the basis for the Applicable Interest Rate for all Indebtedness hereunder during such period of time.

If any Change in Law shall make it unlawful or impossible for the Bank (or its LIBOR Lending Office) to make or maintain any Advance with interest based upon the LIBOR-based Rate or the Daily Adjusting LIBOR Rate, Bank shall forthwith give notice thereof to the undersigned.  Thereafter, (a) until Bank notifies the undersigned that such conditions or circumstances no longer exist, the right of the undersigned to request a LIBOR-based Advance or a Daily Adjusting LIBOR Rate Advance and to convert an Advance to or refund an Advance as a LIBOR-based Advance or a Daily Adjusting LIBOR Rate Advance shall be suspended, and thereafter, the Prime Referenced Rate shall be the basis for the Applicable Interest Rate for the Indebtedness hereunder during such period of time, and (b) if Bank may not lawfully continue to maintain an outstanding LIBOR-based Advance to the end of the then current Interest Period applicable thereto, the Prime Referenced Rate shall be the basis for the Applicable Interest Rate for the remainder of such Interest Period with respect to such outstanding Advance.

If any Change in Law shall (a) subject Bank (or its LIBOR Lending Office) to any tax, duty or other charge with respect to this Note or any Indebtedness hereunder, or shall change the basis of taxation of payments to Bank (or its LIBOR Lending Office) of the principal of or interest under this Note or any other amounts due under this Note in respect thereof (except for changes in the rate of tax on the overall net income of Bank or its LIBOR Lending Office imposed by the jurisdiction in which Bank’s principal executive office or LIBOR Lending Office is located); or (b) impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by Bank (or its LIBOR Lending Office), or shall impose on Bank (or its LIBOR Lending Office) or the foreign exchange and interbank markets any other condition affecting this Note or the Indebtedness hereunder; and the result of any of the foregoing is to increase the cost to Bank of maintaining any part of the Indebtedness hereunder or to reduce the amount of any sum received or receivable by Bank under this Note by an amount deemed by the Bank to be material, then the undersigned shall pay to Bank, within fifteen (15) days of the undersigned’s receipt of written notice from Bank demanding such compensation, such additional amount or amounts as will compensate Bank for such increased cost or reduction.  A certificate of Bank, prepared in good faith and in reasonable detail by Bank and submitted by Bank to the undersigned, setting forth the basis for determining such additional amount or amounts necessary to compensate Bank shall be conclusive and binding for all purposes, absent manifest error.

In the event that any Change in Law affects or would affect the amount of capital or liquidity required or expected to be maintained by Bank (or any corporation controlling Bank), and Bank determines that the amount of such capital or liquidity is increased by or based upon the existence of any obligations of Bank hereunder or the maintaining of any Indebtedness hereunder, and such increase has the effect of reducing the rate of return on Bank’s (or such controlling corporation’s) capital as a consequence of such obligations or the maintaining of such Indebtedness hereunder to a level below that which Bank (or such controlling corporation) could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy and liquidity), then the undersigned shall pay to Bank, within fifteen (15) days of the undersigned’s receipt of written notice from Bank demanding such compensation, additional amounts as are sufficient to compensate Bank (or such controlling corporation) for any increase in the amount of capital and/or liquidity and reduced rate of return which Bank reasonably determines to be allocable to the existence of any obligations of the Bank hereunder or to maintaining any Indebtedness hereunder.  A certificate of Bank as to the amount of such compensation, prepared in good faith and in reasonable detail by the Bank and submitted by Bank to the undersigned, shall be conclusive and binding for all purposes absent manifest error.

This Note and any other Indebtedness are secured by and the Bank is granted a security interest in and lien upon the Collateral. Notwithstanding the above, (i) to the extent that any portion of the Indebtedness is a consumer loan, that portion shall not be secured by any deed of trust or mortgage on or other security interest in any of the undersigned’s principal dwelling or in any of the undersigned’s real property which is not a purchase money security interest as to that portion, unless expressly provided to the contrary in another place, or (ii) if the undersigned (or any of them) has (have) given or give(s) Bank a deed of trust or mortgage covering California real property, that deed of trust or mortgage shall not secure this Note or any other indebtedness of the undersigned (or any of them), unless expressly provided to the contrary in another place, or (iii) if the undersigned (or any of them) has (have) given or give(s) the Bank a deed of trust or mortgage covering real property which, under Texas law, constitutes the homestead of such person, that deed of trust or mortgage shall not secure this Note or any other indebtedness of the undersigned (or any of them) unless expressly provided to the contrary in another place.

Upon the occurrence and during the continuance of an Event of Default, the Bank may, at its option and without prior notice to the undersigned (or any of them), cease advancing money or extending credit to or for the benefit of the undersigned under this Note or any other Loan Document, terminate this Note as to any future liability or obligation of Bank, but without affecting Bank’s rights and security interests in any Collateral and the Indebtedness of the undersigned to Bank, declare any or all of the Indebtedness to be immediately due and payable (notwithstanding any provisions contained in the evidence of it to the contrary), sell or liquidate all or any portion of the Collateral, set off against the Indebtedness any amounts owing by the Bank to the undersigned (or any of them), charge interest at the default rate provided in the document evidencing the relevant Indebtedness and exercise any one or more of the rights and remedies granted to the Bank by any Loan Document or given to it under applicable law.

The undersigned authorize(s) the Bank to charge any account(s) of the undersigned (or any of them) with the Bank for any and all sums due hereunder when due; provided, however, that such authorization shall not affect any of the undersigned’s obligation to pay to the Bank all amounts when due, whether or not any such account balances that are maintained by the undersigned with the Bank are insufficient to pay to the Bank  any amounts when due, and to the extent that such accounts are insufficient to pay to the Bank all such amounts, the undersigned shall remain liable for any deficiencies until paid in full.

If this Note is signed by two or more parties (whether by all as makers or by one or more as an accommodation party or otherwise), the obligations and undertakings under this Note shall be that of all and any two or more jointly and also of each severally. This Note shall bind the undersigned, and the undersigned’s respective heirs, personal representatives, successors and assigns.

The undersigned waive(s) presentment, demand, protest, notice of dishonor, notice of demand or intent to demand, notice of acceleration or intent to accelerate, and all other notices, and agree(s) that no extension or indulgence to the undersigned (or any of them) or release, substitution or nonenforcement of any security, or release or substitution of any of the undersigned, any guarantor or any other party, whether with or without notice, shall affect the obligations of any of the undersigned. The undersigned waive(s) all defenses or right to discharge available under Section 3-605 of the Uniform Commercial Code and waive(s) all other suretyship defenses or right to discharge.  The undersigned agree(s) that the Bank has the right to sell, assign, or grant participations or any interest in, any or all of the Indebtedness, and that, in connection with this right, but without limiting its ability to make other disclosures to the full extent allowable, the Bank may disclose all documents and information which the Bank now or later has relating to the undersigned or the Indebtedness.  The undersigned agree(s) that the Bank may provide information relating to this Note or relating to the undersigned to the Bank’s parent, affiliates, subsidiaries and service providers.

The undersigned agree(s) to pay or reimburse to Bank, or any other holder or owner of this Note, on demand, (a) all actual, out-of-pocket costs, expenses, fees and charges paid or incurred by Bank (including, without limitation, Bank’s reasonable attorneys’ fees and costs and/or fees and transfer charges in connection with the preparation, closing and consummation of this Note and/or the other Loan Documents and/or the Loans or transactions contemplated hereby or thereby, or in connection with the administration of this Note or the Indebtedness and (b) all costs, expenses, fees and charges paid or incurred by Bank (including, without limitation, Bank’s attorneys’ fees and costs and/or fees, transfer charges and costs of Bank’s in-house counsel), in connection with the enforcement in any other matter or proceeding relating to this Note or the Indebtedness.

The undersigned acknowledge(s) and agree(s) that there are no contrary agreements, oral or written, establishing a term of this Note and agree(s) that the terms and conditions of this Note may not be amended, waived or modified except in a writing signed by an officer of the Bank expressly stating that the writing constitutes an amendment, waiver or modification of the terms of this Note. As used in this Note, the word “undersigned” means, individually and collectively, each maker, accommodation party, endorser and other party signing this Note in a similar capacity. If any provision of this Note is unenforceable in whole or part for any reason, the remaining provisions shall continue to be effective.  THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.  Chapter 346 of the Texas Finance Code (and as the same may be incorporated by reference in other Texas statutes) shall not apply to the Indebtedness evidenced by this Note.

This Note and all other Loan Documents (whether executed and delivered prior to, concurrently with or subsequent to this Note), as such Loan Documents may have been or may hereafter be amended from time to time are intended to be performed in accordance with, and only to the extent permitted by, all applicable usury laws.  If any provision hereof or of any of the other Loan Documents or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the application of such provision to any other person or circumstance nor the remainder of the instrument in which such provision is contained shall be affected thereby and shall be enforced to the greatest extent permitted by law.  It is expressly stipulated and agreed to be the intent of the holder hereof to at all times comply with the usury and other applicable laws now or hereafter governing the interest payable on the indebtedness evidenced by this Note.  If the applicable law is ever revised, repealed or judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved or received with respect to the indebtedness evidenced by this Note, or if Bank’s exercise of the option to accelerate the maturity of this Note, or if any prepayment by the undersigned or prepayment agreement results (or would, if complied with, result) in the undersigned having paid, contracted for or being charged for any interest in excess of that permitted by law, then it is the express intent of the undersigned and Bank that this Note and the other Loan Documents shall be limited to the extent necessary to prevent such result and all excess amounts theretofore collected by Bank shall be credited on the principal balance of this Note or, if fully paid, upon such other Indebtedness as shall then remain outstanding (or, if this Note and all other Indebtedness have been paid in full, refunded to the undersigned), and the provisions of this Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectable hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder.  All sums paid, or agreed to be paid, by the undersigned for the use, forbearance, detention, taking, charging, receiving or reserving of the indebtedness of the undersigned to Bank under this Note or arising under or pursuant to the other Loan Documents shall, to the maximum extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the usury ceiling from time to time in effect and applicable to such indebtedness for so long as such indebtedness is outstanding.  To the extent federal law permits Bank to contract for, charge or receive a greater amount of interest, Bank will rely on federal law instead of the Texas Finance Code, as supplemented by Texas Credit Title, for the purpose of determining the Maximum Rate.  Additionally, to the maximum extent permitted by applicable law now or hereafter in effect, Bank may, at its option and from time to time, implement any other method of computing the Maximum Rate under the Texas Finance Code, as supplemented by Texas Credit Title, or under other applicable law, by giving notice, if required, to the undersigned as provided by applicable law now or hereafter in effect.  Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Bank to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

For the purposes of this Note, the following terms have the following meanings:

“Advance” means a borrowing requested by the undersigned and made by Bank under this Note, including any refunding of an outstanding Advance as the same type of Advance or the conversion of any such outstanding Advance to another type of Advance, and shall include a LIBOR-based Advance, a Daily Adjusting LIBOR Rate Advance and (subject to the terms of this Note) a Prime-based Advance.

“Applicable Interest Rate” means the LIBOR-based Rate plus the Applicable Margin, the Daily Adjusting LIBOR Rate plus the Applicable Margin, or (subject to the terms of this Note) the Prime Referenced Rate plus the Applicable Margin, as selected by the undersigned from time to time or as otherwise determined in accordance with the terms and conditions of this Note.

“Applicable Margin” means:

(a)                                 in respect of the LIBOR—based Rate, three and one quarter percent (3.25%) per annum ; and

(b)                                 in respect of the Daily Adjusting LIBOR Rate and, to the extent applicable, the Prime Referenced Rate, three and one quarter percent (3.25%) per annum.

“Business Day” means any day, other than a Saturday, Sunday or any other day designated as a holiday under Federal or applicable State statute or regulation, on which Bank is open for all or substantially all of its domestic and international business (including dealings in foreign exchange) in Detroit, Michigan, and, in respect of notices and determinations relating to LIBOR-based Advances, Daily Adjusting LIBOR Rate Advances, the LIBOR-based Rate and the Daily Adjusting LIBOR Rate, also a day on which dealings in dollar deposits are also carried on in the London interbank market and on which banks are open for business in London, England.

“Change in Law” means the occurrence, after the date hereof, of any of the following: (i) the adoption or introduction of, or any change in any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not applicable to Bank on such date, or (ii) any change in interpretation, administration or implementation thereof of any such law, treaty, rule or regulation by any Governmental Authority, or (iii) the issuance, making or implementation by any Governmental Authority of any interpretation, administration, request, regulation, guideline, or directive (whether or not having the force of law), including, without limitation, any risk-based capital guidelines or any interpretation, administration, request, regulation, guideline, or directive relating to liquidity. For purposes of this definition, (x) a change in law, treaty, rule, regulation, interpretation, administration or implementation shall include, without limitation, any change made or which becomes effective on the basis of a law, treaty, rule, regulation, interpretation administration or implementation then in force, the effective date of which change is delayed by the terms of such law, treaty, rule, regulation, interpretation, administration or implementation, and (y) the Dodd-Frank Wall Street Reform and Consumer Protection Act (Pub. L. 111-203, H.R. 4173) and all requests, rules, regulations, guidelines, interpretations or directives promulgated thereunder or issued in connection therewith shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or promulgated, whether before or after the date hereof, and (z) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall each be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“Daily Adjusting LIBOR Rate” means, for any day, a per annum interest rate which is equal to the quotient of the following:

(a)                                 for any day, the per annum rate of interest determined on the basis of the rate for deposits in United States Dollars for a period equal to one (1) month appearing on Page BBAM of the Bloomberg Financial Markets Information Service at or about 11:00 a.m. (London, England time) (or as soon thereafter as practical) on such day, or if such day is not a Business Day, on the immediately preceding Business Day.  In the event that such rate does not appear on Page BBAM of the Bloomberg Financial Markets Information Service (or otherwise on such Service) on any day, the “Daily Adjusting LIBOR Rate” for such day shall be determined by reference to such other publicly available service for displaying eurodollar rates as may be reasonably selected by Bank, or, in the absence of such other service, the “Daily Adjusting LIBOR Rate” for such day shall, instead, be determined based upon the average of the rates at which Bank is offered dollar deposits at or about 11:00 a.m. (Detroit, Michigan time) (or as soon thereafter as practical), on such day, or if such day is not a Business Day, on the immediately preceding Business Day, in the interbank eurodollar market in an amount comparable to the applicable principal amount of Indebtedness outstanding hereunder which is to bear interest on the basis of such Daily Adjusting LIBOR Rate and for a period equal to one (1) month;

divided by

(b)                                 1.00 minus the maximum rate (expressed as a decimal) on such day at which Bank is required to maintain reserves on “Euro-currency Liabilities” as defined in and pursuant to Regulation D of the Board of Governors of the Federal Reserve System or, if such regulation or definition is modified, and as long as Bank is required to maintain reserves against a category of liabilities which includes eurodollar deposits or includes a category of assets which includes eurodollar loans, the rate at which such reserves are required to be maintained on such category;

provided, however, and notwithstanding anything to the contrary set forth in this Note, if at any time the Daily Adjusting LIBOR Rate determined as provided above would be less than zero percent (0%), then the Daily Adjusting LIBOR Rate shall be deemed to be zero percent (0%) per annum for all purposes of this Note (the “Daily Adjusting LIBOR 0% Floor”), except for any portion of any principal Indebtedness outstanding under this Note which, at any such time, is subject to any Specified Hedging Agreement, in which case, the Daily Adjusting LIBOR Rate for such portion of such Indebtedness shall be determined without giving effect to the Daily Adjusting LIBOR 0% Floor. Each calculation by Bank of the Daily Adjusting LIBOR Rate shall be conclusive and binding for all purposes, absent manifest error.

“Daily Adjusting LIBOR Rate Advance” means an Advance of which the Applicable Interest Rate is based on the Daily Adjusting LIBOR Rate.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including, without limitation, any supranational bodies such as the European Union or the European Central Bank).

“Interest Period” means, with respect to a LIBOR-based Advance, a period of one (1) month, two (2) months, or three (3) months, as selected by the undersigned (and which period is acceptable to Bank in its sole discretion), or as otherwise determined pursuant to and in accordance with the terms of this Note, commencing on the day a LIBOR-based Advance is made or the day an Advance is converted to a LIBOR-based Advance or the day an outstanding LIBOR-based Advance is refunded or continued as another LIBOR-based Advance for an applicable Interest Period, provided that any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day, except that if the next succeeding Business Day falls in another calendar month, the Interest Period shall end on the next preceding Business Day, and when an Interest Period begins on a day which has no numerically corresponding day in the calendar month during which such Interest Period is to end, it shall end on the last Business Day of such calendar month. In the event that any LIBOR-based Advance is at any time refunded or continued as another LIBOR-based Advance for an additional Interest Period, such Interest Period shall commence on the last day of the preceding Interest Period then ending.

“LIBOR-based Advance” means an Advance of which the Applicable Interest Rate is based on the LIBOR-based Rate.

“LIBOR-based Rate” means a per annum interest rate which is equal to the quotient of the following:

(a)                                 the LIBOR Rate;

divided by

(b)                                 1.00 minus the maximum rate (expressed as a decimal) during such Interest Period at which Bank is required to maintain reserves on “Euro-currency Liabilities” as defined in and pursuant to Regulation D of the Board of Governors of the Federal Reserve System or, if such regulation or definition is modified, and as long as Bank is required to maintain reserves against a category of liabilities which includes eurodollar deposits or includes a category of assets which includes eurodollar loans, the rate at which such reserves are required to be maintained on such category.

“LIBOR Lending Office” means Bank’s office located in the Cayman Islands, British West Indies, or such other branch of Bank, domestic or foreign, as it may hereafter designate as its LIBOR Lending Office by notice to the undersigned.

“LIBOR Rate” means, with respect to any Indebtedness outstanding under this Note bearing interest on the basis of  the LIBOR-based Rate, the per annum rate of interest determined on the basis of the rate for deposits in United States Dollars for a period equal to the relevant Interest Period for such Indebtedness, commencing on the first day of such Interest Period, appearing on Page BBAM of the Bloomberg Financial Markets Information Service at or about 11:00 a.m. (London, England time) (or as soon thereafter as practical), two (2) Business Days prior to the first day of such Interest Period.  In the event that such rate does not appear on Page BBAM of the Bloomberg Financial Markets Information Service (or otherwise on such Service), the “LIBOR Rate” shall be determined by reference to such other publicly available service for displaying eurodollar rates as may be reasonably selected by Bank, or, in the absence of such other service, the “LIBOR Rate” shall, instead, be determined based upon the average of the rates at which Bank is offered dollar deposits at or about 11:00 a.m. (Detroit, Michigan time) (or as soon thereafter as practical), two (2) Business Days prior to the first day of such Interest Period in the interbank eurodollar market in an amount comparable to the principal amount of the respective LIBOR-based Advance which is to bear interest on the basis of such LIBOR-based Rate and for a period equal to the relevant Interest Period; provided, however, and notwithstanding anything to the contrary set forth in this Note, if at any time the LIBOR Rate determined as provided above would be less than zero percent (0%), then the LIBOR Rate shall be deemed to be zero percent (0%) per annum for all purposes of this Note (the “LIBOR 0% Floor”), except for any portion of any principal Indebtedness outstanding under this Note which, at any such time, is/are subject to any Specified Hedging Agreement, in which case, the LIBOR Rate for such portion of such Indebtedness shall be determined without giving effect to the LIBOR 0% Floor. Each calculation by Bank of the LIBOR Rate shall be conclusive and binding for all purposes, absent manifest error.

“Loan Amount” means the face amount of this Note as set forth at the top of Page 1 hereof.

“Prime Rate” means the per annum interest rate established by Bank as its prime rate for its borrowers, as such rate may vary from time to time, which rate is not necessarily the lowest rate on loans made by Bank at any such time.

“Prime-based Advance” means an Advance of which the Applicable Interest Rate is based on the Prime Referenced Rate, subject to the terms of this Note.

“Prime Referenced Rate” means a per annum interest rate which is equal to the Prime Rate, but in no event less than two and one-half percent (2.50%) per annum.

“Request for Advance” means a Request for Advance issued by the undersigned under this Note in the form annexed to this Note as Exhibit “A”.

“Specified Hedging Agreement” means any agreement or other documentation between the undersigned (or any of them) and Bank providing for an interest rate swap that does not provide for a minimum rate of zero percent (0%) with respect to determinations of the Daily Adjusting LIBOR Rate or LIBOR Rate, as applicable, for the purposes of such interest rate swap (e.g., determines the floating amount by using the “negative interest rate method” rather than the “zero interest rate method” in the case of any such interest rate swap made under any master agreement or other documentation published by the International Swaps and Derivatives Association, Inc.).

No delay or failure of Bank in exercising any right, power or privilege hereunder shall affect such right, power or privilege, nor shall any single or partial exercise thereof preclude any further exercise thereof, or the exercise of any other power, right or privilege.  The rights of Bank under this Note are cumulative and not exclusive of any right or remedies which Bank would otherwise have, whether by other instruments or by law.

THE UNDERSIGNED AND BANK, BY ACCEPTANCE OF THIS NOTE, ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED UNDER CERTAIN CIRCUMSTANCES.  TO THE EXTENT PERMITTED BY LAW, EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS NOTE OR THE INDEBTEDNESS.

THIS WRITTEN LOAN AGREEMENT (AS DEFINED BY SECTION 26.02 OF THE TEXAS BUSINESS AND COMMERCE CODE) REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

This Note amends, restates, supersedes and replaces that certain Master Revolving Note in the original principal amount of Three Million Five Hundred Thousand Dollars ($3,500,000) dated May 31, 2011 by J & S Audio Visual Communications, LLC, formerly known as J & S Audio Visual Communications, Inc. to the Bank as amended (the “Prior Note”), the obligations of which Prior Note have been assigned to and assumed by the undersigned; provided, however, (i) the execution and delivery by the undersigned of this Note shall not, in any manner or circumstance, be deemed to be a payment of, a novation of or to have terminated, extinguished or discharged any of the undersigned’s indebtedness evidenced by the Prior Note, all of which indebtedness shall continue under and shall hereinafter be evidenced and governed by this Note, and (ii) all Collateral and guaranties securing or supporting the Prior Note shall continue to secure and support this Note.

[Remainder of Page Intentionally Blank.  Signature Pages Follow.]

This Note is dated and shall be effective as of the date set forth above.

BORROWER:

PRESENTATION TECHNOLOGIES, LLC

By:	/s/ Kevin Jost
Kevin Jost
President

United States
Street Address	City	State	Country	Zip Code

For Bank Use Only

LOAN OFFICER INITIALS	LOAN GROUP NAME	OBLIGOR NAME
Presentation Technologies, LLC
LOAN OFFICER I.D. NO.	LOAN GROUP NO.	OBLIGOR NO.	NOTE NO.	AMOUNT
$3,000,000.00

MASTER REVOLVING NOTE — SIGNATURE PAGE

EXHIBIT “A”

REQUEST FOR ADVANCE

The undersigned hereby request(s) COMERICA BANK (“Bank”) to make a                                                        * Advance to the undersigned on                                              , in the amount of                                                     Dollars ($                         ) under the Master Revolving Note dated as of November 1, 2017, issued by the undersigned to said Bank in the face amount of Three Million and No/Dollars ($3,000,000.00) (the “Note”). The Interest Period for the requested Advance, if applicable, shall be                                   (               ) ** month(s).  In the event that any part of the Advance requested hereby constitutes the refunding or conversion of an outstanding Advance, the amount to be refunded or converted is                                                                                                            Dollars ($                               ), and the last day of the Interest Period for the amounts being converted or refunded hereunder, if applicable, is                                 .

The undersigned represent(s), warrant(s) and certify(ies) that no Event of Default, or any condition or event which, with the giving of notice or the running of time, or both, would constitute a an Event of Default, has occurred and is continuing under the Note, and none will exist upon the making of the Advance requested hereunder.  The undersigned further certify(ies) that upon advancing the sum requested hereunder, the aggregate principal amount outstanding under the Note will not exceed the face amount thereof. If the amount advanced to the undersigned under the Note shall at any time exceed the face amount thereof, the undersigned will promptly pay such excess amount, upon notice or demand.

The undersigned hereby authorize(s) Bank to disburse the proceeds of the Advance being requested by this Request for Advance by crediting the account of the undersigned with Bank separately designated by the undersigned, unless this Request for Advance is being submitted for a conversion or refunding of all or any part of any outstanding Advance(s), in which case, such proceeds shall be deemed to be utilized, to the extent necessary, to refund or convert that portion stated above of the existing outstandings under such Advance(s).

Capitalized terms used but not otherwise defined herein shall have the respective meanings given to them in the Note.

Dated this              day of                                                    .

BORROWER:

PRESENTATION TECHNOLOGIES, LLC

By:
Name:
Title:

*                 INSERT, AS APPLICABLE, “LIBOR-BASED” OR “DAILY ADJUSTING LIBOR RATE”.

**          FOR A LIBOR-BASED ADVANCE, INSERT THE APPLICABLE INTEREST PERIOD (I.E., “ONE (1)”, “TWO (2)” OR “THREE (3)” MONTHS).

MASTER REVOLVING NOTE — EXHIBIT A